                                                                    EXHIBIT 23.5

Consent of Independent Auditors

We consent to the reference to our firm under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Experts" and to the use of our report dated 8 March 2000 (except for Note 38, as to which the date is 18 April 2000 and Note 1(t) as to which the date is 17 August 2000) in the Registration Statement (Form F-1 No. 333-xxxxx) and related Prospectus of UBS AG for the registration of Noncumulative Trust Preferred Securities.

                                          ATAG Ernst & Young Ltd.

                                           /s/ ROGER K. PERKIN    /s/ PETER HECKENDORN
                                           -------------------    --------------------

                                           Chartered              lic.oec.
                                           Accountant
                                           in charge of the       in charge of the
                                           audit                  audit

Basel, Switzerland
20 September 2000